UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE 91-1506719

(State or other jurisdiction of (IRS Employer I.D. No.)

incorporation or organization)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Item 5. Other Events

SEATTLE, WASHINGTON...October 14, 2004... Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company") announced today that it has been notified that it has been awarded a contract with the United States Navy ("Navy") to accomplish preservation (blast and paint) of various bilges, tanks and the exterior hull on the USS COLUMBUS, a Los Angeles Class nuclear submarine (SSN-762). The work will be accomplished in drydock at the Puget Sound Naval Shipyard in Bremerton, Washington. The availability will commence October 15, 2004 and will be completed by May 31, 2005.

Todd Pacific's work will be performed under a firm fixed price contract which was awarded as a delivery order pursuant to the Company's ongoing Multiple Award Contract ("MAC") with the Navy.  The contract was competitively bid and was awarded on a best value basis. The award value is $9,737,934. Todd Pacific will be supported by its subcontractor, IMIA, LLC, a division of Earl Industries of Portsmouth, Virginia.

(c) Exhibits

28-1 Press Release dated October 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2004.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel